Exhibit 10.4

ADDENDUM TO EMPLOYMENT AGREEMENT

BETWEEN

DEAN PERSONNE AND PEAK INTERNATIONAL LIMITED

Whereas, the parties entered into an employment agreement dated February 15, 2005 and having a term from February 15, 2005 thru December 31, 2005 (hereinafter the “Agreement”); and

Whereas, the parties desire to amend paragraph 2.1 of the Agreement so that it remains in effect until terminated in accordance with its terms;

Now, therefore, the parties agree as follows:

Paragraph 2.1 of the Agreement is deleted and the following substituted in lieu thereof: “The term (“Term”) of this Agreement shall remain in effect until terminated as hereinafter provided.”

In witness whereof, the parties have executed this addendum on the seventh day of July, 2005.

PEAK INTERNATIONAL LIMITED		DEAN PERSONNE

/s/ Cal Reed		/s/ Dean Personne
By:	Cal Reed, Chairman and CEO